Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Patriot National, Inc.

Fort Lauderdale, FL

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-201529) on Form S-8 of Patriot National, Inc. of our report dated March 18, 2016 with respect to the consolidated financial statements of Patriot National, Inc., which report appears in this Annual Report on Form 10-K for the fiscal year ended December 31, 2015 of Patriot National, Inc.

/s/ BDO USA, LLP

Miami, Florida

March 18, 2016